UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-184061	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit B,10/F., Ritz Plaza, No.122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Office) (Zip Code)

852-22510781

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 23, 2024 Shufang Gao resigned from his position as the Registrant’s Chief Financial Officer. On the same day, the Board of Directors appointed Wei Fang to serve as the Registrant’s Chief Financial Officer. Wei Fang is a member of the Board of Directors; information regarding Wei Fang may be found in the Management section of the Registrant’s Annual Report on Form 10-K filed on October 23, 2023.

On January 23, 2024 Zhigang Pei resigned from his position as Chairman of the Registrant’s Board of Directors and as a member of the Board of Directors. Mr. Pei confirmed that his resignation was not due to any disagreement on any matter relating to the Registrant’s operations, policies or practices. On the same day, the Board of Directors appointed Shufang Gao to serve as the Chairman of the Board of Directors. Shufang Gao is the Registrant’s Chief Executive Officer and a member of the Board of Directors; information regarding Shufang Gao may be found in the Management section of the Registrant’s Annual Report on Form 10-K filed on October 23, 2023.

On January 23, 2024, the Board of Directors determined that the number of members of the Board of Directors will be seven. The Board thereupon appointed Juan Chang and Guilin Zhang to fill the vacancies and serve as members of the Board of Directors until the next annual meeting of the Shareholders and the election of their successors. The Board committed to pay to each of the two new directors a fee of U.S. $1,300 per month for their service on the Board.

Information concerning the two new members of the Board of Directors follows:

Juan Chang. Ms. Chang has been employed since 2003 by Suning.com Co., Ltd., with increasing levels of responsibility during her tenure for financial management and related matters. In 2015 Ms. Chang was awarded an MBA degree by Tsinghua – Chinese University of Hong Kong. She earned her Bachelor degree with a concentration in Management from the Xi’an University of Finance and Economics. Ms. Chang is 44 years old. She was appointed to the Board primarily to provide her expertise in financial management.

Guilin Zhang. In 2013 Mr. Zhang organized GuoChuang International Holdings Co., Ltd. and GC Resources Co., Ltd. He has served, since that time, as Executive Director and CEO of those companies. Previously, from 2002 to 2011, Mr. Zhang was employed as Vice President of North China Shipping Holdings Ltd. and as General Manager of Continental Minerals Co., Ltd. From 1994 to 2002, Mr. Zhang held executive positions in the shipping industry. Mr. Zhang is 66 years old. He was appointed to the Board primarily to provide his expertise in the business of freight forwarding.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On January 24, 2024 the Registrant sold an aggregate of 433,213 shares of its common stock to nine investors for an aggregate price of $433,213 or $1.00 per share. The shares were issued in a private offering to investors who were acquiring the shares each for his own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchasers were non-U.S. persons and Rule 903 was complied with. There was no underwriter of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: January 26, 2024	By:	/s/ Shufang Gao Shufang Gao, CEO

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